                                                                    Exhibit 31.1
SERVICER CERTIFICATION

I, Paul C. Honda, certify that:

1. I have reviewed this annual report on Form 10-K/A and all reports on Form
10-D required to be filed in respect of the period covered by this report on
Form 10-K/A of Honda Auto Receivables 2006-1 Owner Trust (the "Exchange Act
periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. I am responsible for reviewing the activities performed by the Servicer and based on my knowledge and the compliance review conducted in preparing the
Servicer compliance statement required in this report under Item 1123 of
Regulation AB, and except as disclosed in the Exchange Act periodic reports, the
Servicer has fulfilled its obligations under the Sale and Servicing Agreement in all material respects; and

5. All the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and
Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on
Form 10-K/A.

     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: FDI Computer Consulting
Inc., dba FDI Collateral Management and JPMorgan Chase Bank, N.A.

Date: June 29, 2006

/s/ Paul C. Honda
-------------------
Paul C. Honda
Assistant Vice President, Assistant Secretary and Compliance Officer
of American Honda Finance Corporation